Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces Third-Quarter 2010 Financial Results

Improvement in Nationwide Vacancy Rates Helps Stabilize Revenue;
Company Reports Higher Margins

WALTHAM, MA, November 4, 2010 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced its financial results for the third quarter ended September 30, 2010.

Mac-Gray reported third-quarter revenue from continuing operations of $78.2 million, compared with $ 78.4 million in the third quarter of 2009.  Net income from continuing operations for the third quarter of 2010 was $826,000, or $0.06 per diluted share, compared with a net loss from continuing operations of $734,000, or $0.05 per share, for the third quarter of 2009.  Third-quarter 2010 income from continuing operations includes a pre-tax gain of $1.1 million related to derivative instruments.  Third-quarter 2009 loss from continuing operations included an unrealized gain of $57,000 related to derivative instruments. Excluding these items from both periods, adjusted net income from continuing operations for the third quarter of 2010 was $185,000, or $0.01 per diluted share, compared with an adjusted net loss from continuing operations of $761,000, or $0.06 per share, for the same period of 2009.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income/loss from continuing operations, as reported, to net income/loss from continuing operations, as adjusted.

For the third quarter of 2010, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) from continuing operations was $17.2 million, compared with $15.9 million in the year-earlier quarter.  EBITDA from continuing operations, excluding all gains relating to derivative instruments, was $16.2 million for the third quarter of 2010, compared with $15.8 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income from continuing operations to EBITDA from continuing operations and EBITDA from continuing operations, as adjusted.

Comments on the Third Quarter

“We delivered excellent third-quarter results as a result of our ongoing field operating initiatives, lower interest expense, a strong commercial equipment sales performance and the improving apartment occupancy rates in some markets,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “In what is typically our seasonally weakest operating period, we increased both our gross and operating margins for the second consecutive quarter.  We also generated a healthy cash flow from operations.

“We reduced our funded debt by approximately $5 million in the quarter, bringing year-to-date debt reduction to $32.6 million. We also increased our capital expenditures to $9.6 million in the quarter, compared with $5.7 million in the same period of 2009 and $7.4 million in the second quarter of this year.  While the third quarter tends to be more capital intensive due to college installations prior to the start of the academic year, the higher investment in capital expenditures is also indicative of the somewhat more attractive portfolio opportunities we are seeing in some markets, which have seen an improved apartment occupancy picture.

“Nationwide apartment occupancy rates improved in the third quarter to 92.8%, up from 92.2% in the second quarter.  Despite continued high national unemployment, a recovery in the apartment sector that began at the end of 2009 appears to have taken hold.  The decline this quarter in overall vacancy rates in many of our markets is promising for our business, and for the first time this year, we achieved a small increase in our ‘same location’ revenue. It is now quite possible that the worst of the apartment vacancy problem is behind us.

“Within our commercial laundry equipment business, revenues rose by 23% year-over-year, although year-to-date, we still trail the comparable period in 2009.  Overall, the economic climate and tight credit environment remain significant challenges for this business.  However, we are having some success in facilitating financing for existing Laundromat owners through third-party leasing companies and suppliers. We expect this business to continue to experience substantial variability on a quarter-by-quarter basis.”

Business Outlook

“The signs of stabilization and improvement in the multi-housing market that we first saw at the end of 2009 gained momentum in the third quarter.  As a result, we have begun to adjust our capital allocation strategy, placing greater emphasis on certain organic growth opportunities. We also have restarted our vend increase programs that we intentionally shelved for the past two years. However, vacancy rates and unemployment remain at historically high levels.  Therefore, we will continue to be extremely judicious in the allocation of our capital.

“Overall, our primary objectives remain unchanged as we enter the final quarter of 2010.  We intend to maintain the relative size of our portfolio by deploying capital in the most promising markets; to continue to steadily reduce our funded debt; and to pursue attractive acquisition opportunities,” MacDonald concluded.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chief executive officer, and Michael Shea, executive vice president and chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 407-5790 or (201) 689-8328.

If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 88,000 laundry rooms located in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations for maintaining the size of its portfolio, debt reduction, and acquisitions.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2010	2009	2010

Revenue from continuing operations	$78,364	$78,241	$244,480	$238,285
Cost of revenue:
Cost of facilities management revenue	51,757	50,839	157,680	154,833
Depreciation and amortization	12,210	11,687	36,630	34,262
Cost of products sold	2,856	3,357	9,922	9,468
Total cost of revenue	66,823	65,883	204,232	198,563

Gross margin	11,541	12,358	40,248	39,722

Operating expenses:
Selling, general and administration expenses	8,409	8,360	25,497	24,979
Gain on sale or disposal of assets, net	(75)	(95)	(576)	(208)
Incremental costs of proxy contests	—	—	971	235
Total operating expenses	8,334	8,265	25,892	25,006

Income from continuing operations	3,207	4,093	14,356	14,716

Interest expense, including the change in the fair value of non-hedged derivative instruments	4,754	2,690	14,219	8,652
Income (loss) from continuing operations before provision for income taxes	(1,547)	1,403	137	6,064
Provision (benefit) for income taxes	(813)	577	(9)	2,537
Income (loss) from continuing operations, net	(734)	826	146	3,527
Income from discontinued operations, net	348	—	841	44

Loss from disposal of discontinued operations, net of taxes of $384	—	—	—	(294)
Net income (loss)	$(386)	$826	$987	$3,277
Earnings (loss) per share – basic - continuing operations	$(0.05)	$0.06	$0.01	$0.26
Earnings (loss) per share – diluted - continuing operations	$(0.05)	$0.06	$0.01	$0.25
Earnings (loss) per share – basic - discontinued operations	$0.03	$—	$0.06	$(0.02)
Earnings (loss) per share – diluted - discontinued operations	$0.03	$—	$0.06	$(0.02)
Earnings (loss) per share – basic	$(0.03)	$0.06	$0.07	$0.24
Earnings (loss) per share – diluted	$(0.03)	$0.06	$0.07	$0.23
Weighted average common shares outstanding - basic	13,587	13,807	13,498	13,759
Weighted average common shares outstanding – diluted	13,587	14,402	13,895	14,297

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	September 30,
	2009	2010
Assets
Current assets:
Cash and cash equivalents	$21,599	$13,003
Trade receivables, net of allowance for doubtful accounts	5,081	6,523
Inventory of finished goods, net	2,172	2,334
Prepaid expenses, facilities management rent and other current assets	14,845	10,436
Current assets from discontinued operations	6,864	—
Total current assets	50,561	32,296
Property, plant and equipment, net	130,541	125,768
Goodwill	59,043	58,717
Intangible assets, net	208,499	198,478
Prepaid expenses, facilities management rent and other assets	11,199	10,144
Non-current assets from discontinued operations	4,433	—
Total assets	$464,276	$425,403

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,543	$4,549
Trade accounts payable and accrued expenses	24,735	22,562
Accrued facilities management rent	21,075	20,193
Current liabilities of discontinued operations	3,087	—
Total current liabilities	54,440	47,304
Long-term debt and capital lease obligations	258,325	227,199
Deferred income taxes	39,159	38,991
Other liabilities	6,393	3,349
Non-current liabilities of discontinued operations	1,424	—
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,631,706 issued and 13,631,530 outstanding at December 31, 2009, and 13,818,927 issued and 13,818,751 outstanding at September 30, 2010)	136	138
Additional paid in capital	78,032	80,772
Accumulated other comprehensive loss	(2,048)	(1,938)
Retained earnings	28,417	29,590
	104,537	108,562
Less: common stock in treasury, at cost (176 shares at December 31, 2009 and September 30, 2010)	(2)	(2)
Total stockholders’ equity	104,535	108,560
Total liabilities and stockholders’ equity	$464,276	$425,403

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income from Continuing Operations to

Adjusted Net Income from Continuing Operations

(In thousands, except  per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2010	2009	2010

Income (loss) from continuing operations, net, as reported	$(734)	$826	$146	$3,527
Income (loss) from discontinued operations, including loss on disposal of discontinued operations net of taxes of $384	348	—	841	(250)
Net income (loss), as reported	$(386)	$826	$987	$3,277

Income (loss) from continuing operations before provision for income taxes, as reported	$(1,547)	$1,403	$137	$6,064
Gain on sale of real estate (1)	—	—	(403)	—
Gain related to change in fair value of non-hedged derivative instruments (2)	(57)	(1,089)	(558)	(2,812)
Incremental costs of proxy contests	—	—	971	235
Income (loss) from continuing operations before provision for income taxes, as adjusted	(1,604)	314	147	3,487
Provision (benefit) for income taxes, as adjusted	(843)	129	(10)	1,459

Income (loss) from continuing operations, as adjusted	(761)	185	157	2,028
Income from discontinued operations	348	—	841	44
Loss from disposal of discontinued operations, net of taxes of $384	—	—	—	(294)
Net income (loss), as adjusted	$(413)	$185	$998	$1,778

Diluted earnings (loss) per share from continuing operations, as adjusted	$(0.06)	$0.01	$0.01	$0.14
Diluted earnings (loss) per share, as adjusted	$(0.03)	$0.01	$0.07	$0.12

(1)          Represents a pretax gain recognized in connection with the sale of a facility in Tampa, Florida on January 2, 2009.

(2)          Represents the un-realized gain on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Income from operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income from Continuing Operations to Earnings

Before Interest, Taxes, Depreciation and Amortization ("EBITDA") from Continuing Operations and EBITDA from Continuing Operations, as adjusted

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2010	2009	2010

Income (loss) from continuing operations, net	$(734)	$826	$146	$3,527

Interest expense	4,811	3,779	14,777	11,464
Provision (benefit) for income taxes	(813)	577	(9)	2,537
Depreciation and amortization	12,612	12,065	37,834	35,425

EBITDA from continuing operations	15,876	17,247	52,748	52,953

Gain on sale of real estate (1)	—	—	(403)	—
Gain related to the change in fair value of non-hedged derivative instruments (2)	(57)	(1,089)	(558)	(2,812)
Incremental costs of proxy contests	—	—	971	235

EBITDA from continuing operations, as adjusted	$15,819	$16,158	$52,758	$50,376

(1)          Represents a pretax gain recognized in connection with the sale of a facility in Tampa, Florida on January 2, 2009.

(2)          Represents the un-realized gain on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

EBITDA from continuing operations is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA from continuing operations is EBITDA from continuing operations further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA from continuing operations and Adjusted EBITDA from continuing operations are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA from continuing operations and Adjusted EBITDA from continuing operations as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA from continuing operations and Adjusted EBITDA from continuing operations exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA from continuing operations and Adjusted EBITDA from continuing operations are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA from continuing operations and Adjusted EBITDA from continuing operations only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.